UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

EXLSERVICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33089	82-0572194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, 38th Floor

New York, New York 10017

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 277-7100

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 30, 2011, ExlService Holdings, Inc. (“EXL”) and F&A BPO Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of EXL (“Merger Sub”), entered into a definitive Merger Agreement (the “Merger Agreement”) with Business Process Outsourcing, Inc., a Cayman Islands exempted company (“OPI”) and Shareholder Representative Services LLC, a Colorado limited liability company. OPI is a leading global provider of finance and accounting outsourcing services.

Under the terms of the Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into OPI and OPI will survive and become a wholly owned subsidiary of EXL (the “Merger”). The aggregate consideration for all the outstanding capital stock of OPI will be $91,000,000 in cash, subject to adjustment based on working capital, OPI’s debt and certain transaction expenses (the “Merger Consideration”).

EXL anticipates that it will finance the Merger with existing cash on the balance sheet as well as the proceeds of a revolving credit facility. The terms and definitive documentation of such revolving credit facility are currently being negotiated.

The Merger is expected to close (the “Closing”) during the second quarter of 2011 and is subject to customary and other closing conditions, including the completion of the restructuring of OPI and its subsidiaries prior to the Closing whereby, among other things, OPI will de-register as a Cayman Islands exempted company and become a domesticated Delaware corporation (the “Restructuring”). The Merger is not subject to a financing contingency.

The Merger Agreement contains customary representations, warranties and covenants of each of OPI, EXL and Merger Sub.

EXL has placed a $10 million deposit on the purchase price into an escrow account as security for EXL’s and Merger Sub’s obligations to consummate the Merger. A portion of the Merger Consideration otherwise payable in the Merger will be placed into escrow as security for the indemnification obligations of OPI’s stockholders under the Merger Agreement.

Concurrently with the execution of the Merger Agreement, significant stockholders of OPI have each entered into Support Agreements with EXL (the “Support Agreements”). Pursuant to the Support Agreements, the stockholders have agreed, in their capacity as stockholders of OPI, to, among other things, vote their shares of OPI to approve the Restructuring, the Merger Agreement and the Merger. The shares subject to the Support Agreements represent an aggregate of approximately 92% of the voting power of OPI stock outstanding as of April 28, 2011.

The foregoing summary of the Merger Agreement, Support Agreements and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement and Support Agreements.

Item 2.02	Results of Operations and Financial Condition.

On May 2, 2011, the Company reported its results of operations for the three months ended March 31, 2011. A copy of the press release issued by the Company concerning the foregoing is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2011, the Company’s Board of Directors adopted the Amended and Restated By-Laws of ExlService Holdings, Inc., which reflect the fact that the Company’s Chairman of the Board of Directors need not be an executive officer of the Company. A copy of the Amended and Restated By-Laws is attached hereto as Exhibit 3.1.

Item 8.01	Other Events.

On May 2, 2011, EXL issued a joint press release with OPI announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL’s operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K for the year ended December 31, 2010. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

3.1	Third Amended and Restated By-Laws

99.1	Press Release dated May 2, 2011.

99.2	Press Release dated May 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXLSERVICE HOLDINGS, INC.
(Registrant)

Date: May 2, 2011	By:	/s/ Amit Shashank
Name: Amit Shashank
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Third Amended and Restated By-Laws

99.1	Press Release dated May 2, 2011.

99.2	Press Release dated May 2, 2011.